EXECUTION VERSION

EXHIBIT 10.1

PURCHASE AND PLACEMENT AGREEMENT

Dated as of February 24, 2025

Citigroup Global Markets Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Structured Credit Products Group

Apollo Global Securities, LLC

9 West 57th Street

New York, NY 10019

Ladies and Gentlemen:

1. Introductory

MFIC Bethesda CLO 2 LLC, a limited liability company formed under the laws of the State of Delaware (the “Issuer”), proposes to issue and sell the Class A-1 Senior Secured Floating Rate Notes (the “Class A-1 Notes”), the Class A-2 Senior Secured Floating Rate Notes (the “Class A-2 Notes”), the Class B Senior Secured Floating Rate Notes (the “Class B Notes”), the Class C Secured Deferrable Floating Rate Notes (the “Class C Notes”), the Class D Secured Deferrable Floating Rate Notes (the “Class D Notes” and, together with the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes, the “Secured Notes”) and the Subordinated Notes (the “Subordinated Notes” and, together with the Secured Notes, the “Notes”), all to be issued pursuant to an indenture dated February 24, 2025 (the “Indenture”), between the Issuer and Deutsche Bank National Trust Company, a national banking association (the “Bank”), as trustee (in such capacity, together with its permitted successors and assigns in the trusts thereunder, the “Trustee”). The issuance of the Notes, the offer and sale of the Secured Notes and the offer as contemplated by the Indenture and the Offering Documents (as defined below), is referred to herein as the “Transaction”.

Subject to the terms and conditions set forth herein, the Issuer proposes to issue and sell the Notes identified in Schedule 3 hereto (the “Purchased Notes”) to Citigroup Global Markets Inc. (“Citigroup”, and in such capacity, the “Initial Purchaser”) pursuant to this Purchase Agreement (this “Agreement”). In addition, the Issuer hereby appoints Apollo Global Securities, LLC as placement agent (in such capacity, the “Placement Agent” and, together with the Initial Purchaser, the “Arrangers”) with respect to the Notes identified in Schedule 3 hereto (the “Placed Notes” and, together with the Purchased Notes, the “Subject Notes”).

The Issuer intends to invest in a portfolio of collateral obligations consisting primarily of U.S. dollar‑denominated senior secured loans (the “Assets”). The Issuer, MFIC Bethesda CLO 2 Depositor LLC (the “U.S. Retention Holder”) and MidCap Financial Investment Corporation (the

“Company”) will enter into a Master Loan Sale Agreement, dated as of the Closing Date (the “Master Loan Sale Agreement”), pursuant to which the Company will sell, transfer and convey to the U.S. Retention Holder, without recourse, except as set forth therein, all of its right, title and interest in the Collateral Obligations and the U.S. Retention Holder will sell, transfer and convey to the Issuer, without recourse, except as set forth therein, all of its right, title and interest in the Collateral Obligations. MidCap Financial Investment Corporation will act as collateral manager (the “Collateral Manager”) pursuant to a collateral management agreement (the “Collateral Management Agreement”), dated as of the Closing Date, between the Collateral Manager and the Issuer.

1.1
The Issuer has prepared and delivered to each Arranger (x) a preliminary offering circular, subject to completion, dated January 10, 2025 (the “Preliminary Offering Circular”), (y) a second preliminary offering circular, subject to completion, dated January 27, 2025 (the “Second Preliminary Offering Circular”) and (z) a final offering circular dated February 12, 2025 (the “Final Offering Circular” and, together with the Preliminary Offering Circular and the Second Preliminary Offering Circular, the “Offering Circulars”), in each case for delivery to prospective purchasers of the Notes. The investor presentations distributed to prospective purchasers of the Subject Notes on various dates, including the MidCap CLO Presentation dated January 9, 2025, the Offering Circulars and all amendments or supplements thereto, or revisions thereof, and any accompanying exhibits, are herein referred to as the “Offering Documents”. The Offering Documents collectively describe, among other things, the Notes, the Collateral Obligations, the Assets, the Issuer, the Indenture, the Collateral Manager, the Master Loan Sale Agreement and the Collateral Management Agreement.

Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Final Offering Circular or, if not defined therein, in the Indenture.

2.
Purchase and Sale
2.1
On the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements set forth herein, (i) the Issuer irrevocably agrees to sell to the Initial Purchaser, and the Initial Purchaser irrevocably agrees to purchase from the Issuer, the Purchased Notes, in each case, in the principal amount and at a price equal to the price (expressed as a percentage of par) set forth in Schedule 3 hereto and (ii) the Issuer irrevocably appoints the Placement Agent as placement agent with respect to the Placed Notes, and the Placement Agent irrevocably agrees to place the Placed Notes with the initial investors therein, in each case, in the principal amount and at a price equal to the price (expressed as a percentage of par) set forth in Schedule 3 hereto.
2.2
The Subject Notes sold to, or placed by, the applicable Arranger shall be issued and sold free from all liens, charges and encumbrances, equities and other third party rights of any nature whatsoever, together with all rights of any nature whatsoever attaching or accruing to them now or after the date of this Agreement.

3.
Closing
3.1
On February 24, 2025 (the “Closing Date”), delivery of the Secured Notes shall be made against payment of the purchase price therefor to the order of the Issuer in same day funds by such means as shall be acceptable to the Issuer and the applicable Arranger. Such payment shall be made upon authorization from the applicable Arranger against delivery of the Subject Notes.
4.
Costs and Expenses
4.1
The Issuer shall pay all costs and expenses incidental to the performance of the obligations of the Issuer hereunder, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Article 10 hereof (unless the letter agreement dated January 28, 2025 (the “Engagement Letter”) between Citigroup and MidCap Financial Investment Corporation is terminated prior to the Closing Date, in which case such costs and expenses shall, to the extent constituting Costs and Expenses (as defined in the Engagement Letter), be borne by Citigroup and MidCap Financial Investment Corporation in accordance with the terms of the Engagement Letter), including without limitation:
(a)
all costs, expenses and taxes (other than any taxes imposed on the net income of the applicable Arranger by any jurisdiction in which it is organized, has its principal place of management or, with respect to the transactions contemplated hereby, is doing business) in connection with the preparation, printing, issuance, sale and delivery of the Notes, including any documentary, stamp or similar issue tax and any related interest or penalties incident to the issue, sale and delivery of the Notes;
(b)
any filing fees incurred in any jurisdiction (including Japan) in connection with the offering of the Notes;
(c)
all fees and expenses of the Issuer’s counsel, accountants and other advisers;
(d)
all costs and expenses in connection with the preparation, production and distribution of the Indenture, the Master Loan Sale Agreement, the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the LLC Agreement and this Agreement (collectively, the “Transaction Documents”), the Offering Circulars, any other Offering Documents and all other documents and all amendments and supplements thereto relating to the issuance, offering and sale of the Notes;
(e)
all fees and expenses of the Trustee and the Collateral Administrator and each of their respective counsel;
(f)
all fees and expenses incurred in connection with the rating of the Secured Notes by Fitch and S&P, as applicable;

(g)
the fee payable to Citigroup under the Engagement Letter and the Arrangers’ costs (including legal fees and expenses) incurred in connection with the issuance, offering and sale of the Subject Notes and the preparation and execution of this Agreement; and
(h)
the legal fees and expenses incurred by the Collateral Manager.
4.2
In order to provide for the payment on the Closing Date, or promptly thereafter, of the costs and expenses payable pursuant to Section 4.1, the Issuer authorizes Citigroup to withhold from the purchase price payable by Citigroup pursuant to Section 1.1 an amount sufficient to pay such costs and expenses as estimated on or prior to the Closing Date by Citigroup, and on the Closing Date, or as promptly thereafter as practicable, to pay all such costs and expenses from such withheld funds and deposit in the Collection Account any excess of the amount so withheld over the amount necessary to pay such costs and expenses; provided that Citigroup may, at its option, cause the Collateral Administrator to pay such costs and expenses as agreed between Citigroup and the Trustee. Citigroup shall provide the Issuer with an itemization of the use of such withheld amounts in reasonable detail, and with receipts or statements for the related expenditures to the extent available, upon request from the Issuer.
4.3
The Issuer and Citigroup acknowledge and agree that, in consideration of the Initial Purchaser’s obligations hereunder, Citigroup will be entitled to receive from the Issuer a “Structuring Fee” calculated in accordance with the Engagement Letter.
5.
Representations and Warranties
5.1
The Issuer represents and warrants to, and covenants and agrees with the Arrangers that, on and as of the date hereof (unless otherwise specified below) and the Closing Date:
(a)
(i) it is duly organized and is validly existing as a limited liability company under the laws of the State of Delaware, (ii) it has the power and authority to issue and sell the Notes, (iii) it has the power and authority to enter into this Agreement and the other Transaction Documents and to undertake and perform the obligations expressed to be assumed by it herein and therein, (iv) it has taken all necessary action to approve and to authorize the same, and (v) it is lawfully qualified to do business and is in good standing in those jurisdictions in which it conducts business, except where the failure to be so qualified or in good standing would not have a material adverse effect on its business or financial condition or would otherwise not be material in the context of the issuance, offering and sale of the Subject Notes;
(b)
this Agreement has been duly authorized, executed and delivered by it and constitutes, and each of the Transaction Documents to which it is a party has been duly authorized by it and, when duly executed and delivered on the Closing Date, shall constitute its, legal, valid and binding obligations, except as such obligations may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and the application of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) and except as any rights to indemnity may be limited by U.S. federal and state securities laws and public policy considerations underlying such laws;
(c)
the issue and sale of the Notes have been duly authorized by the Issuer; and the Notes (when duly executed, authenticated, issued and delivered in accordance with the Indenture, and when registered in the Register and paid for in full in accordance with the terms hereof) shall constitute legal, valid and binding obligations of the Issuer entitled to the benefits provided by the Indenture, except as such obligations may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors or shareholders generally and the application of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);
(d)
the authorized and issued equity of the Issuer is as described in the Final Offering Circular and all of their respective issued equity has been validly issued and is fully paid;
(e)
no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue, sale or delivery of the Notes, except for those which have been obtained and are in full force and effect, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery or performance by it of the Transaction Documents to which it is a party or the consummation of the other transactions contemplated hereby or thereby, except for those which have been duly made or obtained and such as may be required under the state securities or blue sky laws in any jurisdiction in connection with the issuance, offering and sale by it of the Subject Notes, except where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a material adverse effect on its business or financial condition and would not be material in the context of the issuance, offering and sale of the Subject Notes;
(f)
the execution and delivery of the Transaction Documents to which it is party, the issuance, offering and sale of the Notes and the consummation of the other transactions contemplated by the Transaction Documents (and compliance with the terms thereof) do not and shall not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, its organizational documents. The execution and delivery of the Transaction Documents, the issuance, offering and sale of the Notes and the consummation of the other transactions contemplated by the Transaction Documents (and compliance with the terms thereof) do not and shall not conflict with or result in a breach of any indenture, trust deed, mortgage or other agreement or instrument to which it is party or by which it or any of its properties is bound, or infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over it or any of its properties, except for such conflicts, breaches, defaults or infringements that would not have a material adverse effect on its business or financial condition and would not be material in the context of the issuance, offering and sale of the Subject Notes;

(g)
the Final Offering Circular is, as of the date thereof and at the Closing Date, true and accurate in all material respects and did not and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Final Offering Circular, as of its date, did contain and, as of the Closing Date, contains all information with regard to it and the Notes, which is material in the context of the issuance, offering and sale of the Notes; provided that this representation and warranty does not apply to, and it makes no representation or warranty as to, (i) statements or omissions made in the Final Offering Circular or any amendment of or supplement thereto in reliance upon and in conformity with written information about the Initial Purchaser furnished in writing to the Issuer by or on behalf of the Initial Purchaser specifically for inclusion in the section of the Final Offering Circular contained under the headings “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving Citigroup and its Affiliates” and “Plan of Distribution” (to the extent such information relates to the Initial Purchaser) (such information, excluding the notices to prospective investors thereunder is collectively referred to as the “Initial Purchaser Information”) or (ii) statements or omissions made in the Final Offering Circular or any amendment of or supplement thereto in reliance upon and in conformity with written information about the Placement Agent furnished in writing to the Issuer by or on behalf of the Placement Agent specifically for inclusion in the section of the Final Offering Circular contained under the headings “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving Apollo Global Securities” and “Plan of Distribution” (to the extent such information relates to the Placement Agent) (such information, excluding the notices to prospective investors thereunder is collectively referred to as the “Placement Agent Information”);
(h)
the Issuer has authorized the Arrangers to use the Offering Documents in connection with the offer and resale of the Subject Notes;
(i)
there are no pending actions, suits or proceedings against or affecting it or any of its properties and, to the best of its knowledge, no such actions, suits or proceedings are threatened or contemplated;
(j)
no event has occurred or is continuing which would, had the Notes already been issued (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement), constitute an Event of Default (under and as defined in the Indenture);
(k)
as of the Closing Date, the Notes will meet the requirements of Rule 144A(d)(3) under the United States Securities Act of 1933, as amended (the “Securities Act”);
(l)
the Issuer shall, for so long as any Notes are outstanding and at any time that the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, upon request of any Holder of Notes, furnish to such Holder, and to any prospective purchaser or purchasers of Notes designated by such Holder, information satisfying the requirements of Rule 144A(d)(4)

under the Securities Act, it being agreed that this covenant is for the benefit of the Holders from time to time of the Notes and prospective purchasers of the Notes designated by such Holders;
(m)
it has not taken, directly or indirectly, any action prohibited by Regulation M under the Exchange Act;
(n)
[reserved];
(o)
none of it, any of its “affiliates” (as that term is defined in Rule 501(b) of Regulation D under the Securities Act, each, an “Affiliate”), or any Person authorized to act on its behalf (other than the Arrangers, as to each of whom no representation is made) has engaged or will engage in any “directed selling efforts” (as that term is defined in Regulation S) in connection with the offering or sale of the Notes, and it and its Affiliates and any Person acting on its behalf (other than the Arrangers, as to each of whom no representation is made) has complied and will comply with the offering restrictions requirement of Rule 903 of Regulation S. It has not entered into any contractual agreement with respect to the distribution of the Notes except for the arrangements with the Arrangers;
(p)
none of it, any of its Affiliates or any Person authorized to act on its behalf (other than the Arrangers, as to each of whom no representation is made) has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering or sale of the Notes in the United States or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Accordingly, it acknowledges that the Notes may not be offered or sold, directly or indirectly, and no offering memorandum or any advertisements in connection with the Notes may be distributed or published, in or from any country or jurisdiction except under circumstances that shall result in compliance with any applicable rules and regulations of any such country or jurisdiction;
(q)
based in part on representations by each of the Arrangers in Section 7.1(d) hereof with respect to the Subject Notes and the consideration of such factors as the Issuer and its counsel deem necessary or appropriate and based on the transfer restriction provisions set forth in the Indenture, the Issuer has a reasonable belief that the initial sales and subsequent transfers of the Notes shall be limited to Persons who are (A) both: (x) (i) “qualified institutional buyers,” as defined in Rule 144A under the Securities Act (each a “Qualified Institutional Buyer”) or (ii) solely in the case of Notes that are issued in the form of Certificated Notes, an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (each an “Institutional Accredited Investor”) and (y) “qualified purchasers,” as defined in Section 2(a)(51) of the Investment Company Act (each a “Qualified Purchaser”) or entities owned exclusively by Qualified Purchasers, purchasing the Notes in compliance with Section 3(c)(7) of the Investment Company Act; or (B) (x) (i) other than in the case of the Subordinated Notes, not “U.S. Persons” (as defined in Regulation S) and (ii) Qualified Purchasers or entities owned exclusively by

Qualified Purchasers and (y) purchasing the Notes in offshore transactions in accordance with Regulation S.
(r)
no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Offering Circulars has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;
(s)
on the Closing Date (i) the Issuer has the power to grant a security interest in the Collateral Obligations included in the Assets and has taken all necessary actions to authorize the granting of that security interest; (ii) the Issuer is the sole owner of the Collateral Obligations included in the Assets, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest granted pursuant to the Indenture or as otherwise contemplated by the Indenture; (iii) the Trustee has a valid and perfected first priority security interest in the Collateral Obligations included in the Assets, subject to no prior security interest, lien or encumbrance except as contemplated by the Indenture; and (iv) the performance of its obligations under the Indenture will not result in the creation of any security interest, lien or other encumbrance on any Collateral Obligations included in the Assets except as contemplated by the Indenture;
(t)
it possesses, and immediately after giving effect to the consummation of the Transaction and the other transactions contemplated by this Agreement and the Transaction Documents shall possess, all material licenses, certificates, authorizations and permits issued by, and has made, and immediately after giving effect to the consummation of the Transaction and the other transactions contemplated by this Agreement and the Transaction Documents shall have made, all declarations and filings with the appropriate federal, state, local or non-U.S. regulatory agencies or bodies which are necessary for the ownership of its respective properties or the conduct of its respective businesses as described in the Final Offering Circular, except where the failure to possess or make the same would not reasonably be expected to have, singularly or in the aggregate, a material adverse effect with respect to it, and it has not received notification of any revocation or modification of any such license, certificate, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit shall not be renewed;
(u)
it has filed any Tax Return in any applicable jurisdiction if so required by law. The charges, accruals and reserves on the books of each such Person in respect of Taxes are adequate. For purposes of this Agreement, the term “Taxes” shall mean all U.S. federal, state, local or non-U.S. income, payroll, employee withholding, unemployment insurance, social security, sales use, service use, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers’ compensation, severance, windfall profits, environmental (including taxes under Section 59A of the United States Internal Revenue Code of 1986, as amended), or other tax of the same or of a similar nature, including any interest, penalty or addition thereto, whether disputed or not, and the term “Tax Return” shall mean any return, declaration, report, form, claim for refund or information return or statement relating to Taxes or income subject to taxation, or any amendment thereto, and including any schedule or attachment thereto;
(v)
neither the Issuer nor the pool of Assets is, nor shall be immediately after giving effect to the consummation of the Transaction and the other transactions contemplated by this Agreement and the Transaction Documents, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act, and the rules and regulations of the SEC thereunder or (ii) required to be registered under the Investment Company Act, nor shall the offer and issuance of the Subject Notes as contemplated by this Agreement, the Indenture and the Final Offering Circular result in a violation of the Investment Company Act;
(w)
it is not, nor immediately after giving effect to the consummation of the Transaction and the other transactions contemplated by this Agreement and the Transaction Documents shall be, required to be registered under the United States Commodity Exchange Act, as amended, as a “commodity pool”;
(x)
the issuance, offering and sale of the Subject Notes hereunder shall not involve any non-exempt prohibited transaction (as such term is defined in Section 406(a) of ERISA and Section 4975(c)(1)(A)-(D) of the United States Internal Revenue Code of 1986, as amended). It does not maintain any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to ERISA;
(y)
it is not necessary, in connection with the issuance, offer, sale and delivery of the Subject Notes in the manner contemplated by this Agreement and the Final Offering Circular, to register the Subject Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, or the rules and regulations of the SEC applicable to an Indenture that is qualified thereunder (assuming compliance by the Arrangers and each of their Affiliates with the representations, warranties and undertakings of the Arrangers contained herein), and none of it, any of its Affiliates or any Person authorized to act on their behalf (except for the Arrangers, as to each of whom no representation is made) has made offers or sales of any security (as defined in the Securities Act), or solicited offers to buy any security, under circumstances that would require the registration of the Subject Notes under the Securities Act;
(z)
each certificate representing a Note shall bear the applicable legend contemplated by the Final Offering Circular for the time period and upon the other terms stated in the Final Offering Circular;
(aa)
since the dates as of which information is given in the Offering Documents, except as stated therein or contemplated thereby, (i) there has been no event or development (other than any decline in the value of the Assets), involving it that has resulted, or could reasonably be expected to result, in a material adverse effect with respect to it, (ii) there have been no transactions entered into by it, other than those in the ordinary course of business and (iii) there has been no dividend or distribution of any kind declared, paid or made by it;
(bb)
it acknowledges and agrees that: (i) the purchase and sale of the Subject Notes pursuant to this Agreement, including the determination of the offering price of the Subject Notes and any related discounts and commissions, is an arm’s length transaction between the Issuer, on the one hand, and the Arrangers, on the other hand, and it is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the Transaction; (ii) in connection with the Transaction and the process leading to the Transaction, each Arranger is and has been acting solely as a principal and is not its (or its affiliates, stockholders, creditors or employees) financial advisor, agent or fiduciary; (iii) neither Arranger has assumed nor shall it assume an advisory, agency or fiduciary responsibility in favor of it with respect to the Transaction or the process leading thereto (irrespective of whether such Arranger has advised or is currently advising it on other matters) or any other obligation to it except the obligations expressly set forth in this Agreement; (iv) each Arranger and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of it and that such Arranger has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) neither Arranger has provided any legal, accounting, regulatory, investment or tax advice with respect to the offering contemplated hereby and it has consulted its own advisors to the extent it deemed appropriate and it is responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither Arranger shall have any responsibility or liability to it with respect to any legal, accounting, regulatory, investment or tax matters.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Arrangers with respect to the subject matter of this Section 5.1(bb). It hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against either Arranger with respect to any breach or alleged breach of agency or fiduciary duty;

(cc)
the Issuer has given a written representation and undertaking to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act (Rule 17g-5) with respect to the Secured Notes rated by such Rating Agency, and it has complied with each such representation and undertaking;
(dd)
it will not directly or indirectly use the proceeds of the issue of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity, for the purpose of financing or facilitating any activity of or transaction with any Sanctioned Person or in any Sanctioned Jurisdiction;

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list maintained by any Sanctions Authority, (b) any Person located, organized, or resident in a Sanctioned Jurisdiction, or (c) any other subject of Sanctions, including, without limitation, any Person controlled or 50 percent or more owned in the aggregate, directly or indirectly, by, or acting for or on behalf of, or at the direction of, any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctioned Jurisdiction” means, at any time, a country or territory that is, or whose government is, the subject of Sanctions.

“Sanctions Authority” means the United States (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State), the United Kingdom (including, without limitation, His Majesty’s Treasury), the European Union and any EU member state, the United Nations Security Council, and any other relevant sanctions authority.

“Sanctions” means economic, trade, or financial sanctions, requirements or embargoes imposed, administered, or enforced from time to time by any Sanctions Authority.

(ee)
it will comply with all Sanctions with which it is required to comply;
(ff)
it will conduct its business in compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws;

“Anti-Corruption Laws” means all laws, rules, and regulations, as amended, concerning or relating to bribery or corruption, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and all other applicable anti-bribery and corruption laws.

“Anti‑Money Laundering Law” means the applicable financial record‑keeping and reporting requirements, as amended, the applicable money laundering statutes of all jurisdictions where Issuer or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency.

(gg)
it will not directly or indirectly use the proceeds of the issue of the Notes hereunder, or lend, contribute or otherwise make available such proceeds in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and
(hh)
on and as of the date hereof, no event has occurred or is continuing which, had the Notes already been issued, would (or with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement would) constitute an Event of Default.
5.2
The Issuer represents and warrants to, and covenants and agrees with, the Arrangers as to the matters set forth in Schedule 1 hereto on and as of the date hereof (unless otherwise specified therein) and the Closing Date.

6.
Certain Agreements of the Issuer

The Issuer covenants and agrees with the Arrangers as follows:

6.1
It shall use its best efforts to obtain on or prior to the Closing Date all government authorizations required in connection with the issuance and sale of the Notes and the performance of its obligations under the Transaction Documents to which it is a party, and to cause such authorizations to be continued in effect so long as any of the Notes remain outstanding; provided that in no event shall it be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or to subject itself to taxation or other burdensome requirements in a jurisdiction in which it is not already so subject.
6.2
The Issuer shall furnish to each Arranger, without charge, as soon as practicable and thereafter from time to time prior to the completion of the distribution of the Subject Notes, as many copies of the Final Offering Circular and of any amendments or supplements thereto as such Arranger may reasonably request.
6.3
If at any time prior to the earlier of (a) the completion of the distribution of the Subject Notes (as determined by the Initial Purchaser); and (b) the 90th day following the Closing Date (the “Offering Period”), any event occurs or condition exists as a result of which the Offering Documents as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary at any time to amend or supplement the Offering Documents to comply with applicable law, it shall promptly so notify the Arrangers, instruct the Arrangers promptly to suspend solicitation of offers to purchase the Subject Notes and, upon the request of either Arranger, the Issuer shall at its own expense, (i) prepare and furnish to the Arrangers, subject to prior review by the Arrangers as provided by Section 6.4, an amendment or supplement to the Offering Documents that will correct such statement or omission or effect such compliance and (ii) supply any amended or supplemented Offering Documents to the Arrangers in such quantities as the Arrangers may reasonably request. Each of the Arrangers agrees not to use any prior version of the Offering Documents in connection with the offer or sale of the Subject Notes following receipt of such notice.
6.4
It shall not publish any amendment or supplement to the Final Offering Circular unless the Arrangers have been previously advised of, and furnished with a copy for review of, any such proposed amendment or supplement, and it shall not publish any such proposed amendment or supplement to which the Initial Purchaser reasonably objects unless counsel to the Issuer advises the Issuer, in a written opinion, with a copy to the Initial Purchaser, that (i) without such proposed amendment or supplement the Final Offering Circular, as then amended or supplemented, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) such proposed amendment or supplement is required pursuant to an order of a regulatory authority having jurisdiction over the Issuer.

6.5
Subject to the foregoing, the Issuer shall prepare promptly, upon the request of the Initial Purchaser, any amendments of or supplements to the Offering Documents that in the sole discretion of the Initial Purchaser may be reasonably necessary to enable the Initial Purchaser to continue to resell the Subject Notes, subject to the approval of the Initial Purchaser’s counsel.
6.6
Within six months prior to the issuance of the Notes, the Issuer and its Affiliates or any Person authorized to act on its behalf have not offered, sold, contracted to sell or otherwise disposed of and, within six months following the issuance of the Notes, shall not offer, sell, contract to sell or otherwise dispose of any Notes or any securities of the same or similar class as the Notes, under circumstances that would require registration of the Notes under the Securities Act.
6.7
The Issuer shall use the proceeds from the sale of the Notes in the manner described in the Final Offering Circular under the caption “Use of Proceeds.”
6.8
It will not publish or distribute any offering material in connection with the offering of the Subject Notes, unless the Initial Purchaser shall have received prior notice and consented to the publication or use (as applicable) thereof.
6.9
Neither it, nor any of its Affiliates or any Person authorized to act on their behalf (except for the Arrangers, as to each of whom no representation is made) shall engage in any “directed selling efforts” (as that term is defined in Regulation S) with respect to the Subject Notes to any “U.S. Person” (as that term is defined in Regulation S).
6.10
The Issuer shall advise the Arrangers promptly after it receives notice or obtains knowledge of the suspension of the qualification of the Subject Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose. In the event of the issuance of any order suspending any such qualification, the Issuer shall promptly use its best efforts to obtain its withdrawal.
6.11
During the Offering Period, it shall promptly and from time to time take such action as either Arranger may reasonably request to qualify the Subject Notes for offering and sale in a manner not involving any public offering under the securities laws of such jurisdictions.
6.12
It shall at all times during the Offering Period extend, and use its best efforts to cause the Collateral Manager to extend, to each prospective investor the opportunity to ask questions of, and receive answers from, it and Collateral Manager concerning their respective businesses, managements and financial affairs, and the Subject Notes and the terms and conditions of the offering thereof, and to obtain any information such prospective investors may consider necessary in making an informed investment decision or in order to verify the accuracy of the information set forth in the Offering Documents, to the extent it or the Collateral Manager possesses the same or can acquire it without unreasonable effort or expense; provided that the Issuer shall permit, and shall use its best efforts to cause the Collateral Manager to permit, representatives of the Initial Purchaser to be present at, or participate in, any meeting or telephone conference between the Issuer or the Collateral Manager and any prospective investor identified by the Initial Purchaser, and shall give the Initial Purchaser reasonable notice thereof, and the Issuer shall not furnish, and shall use its best efforts to cause the Collateral Manager not to furnish, any such written information to any such prospective investor without first giving the Initial Purchaser a reasonable opportunity to review and comment on such information.
6.13
During the Offering Period, it shall not solicit any offer to buy from or offer to sell to any Person any Subject Notes, except through the Arrangers.
6.14
The Issuer will comply with the representations made by it to each Rating Agency in accordance with paragraph (a)(3)(iii) of Rule 17g-5 with respect to the Secured Notes rated by such Rating Agency.
6.15
The Issuer will not offer any of the Notes in or to its own or any affiliated participant-directed employee plan.
6.16
It will not directly or indirectly use the proceeds of the issue of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity, for the purpose of financing or facilitating any activity of or transaction with any Sanctioned Person or in any Sanctioned Jurisdiction.
6.17
It shall conduct its business in compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws.
6.18
It shall comply with all Sanctions with which it is required to comply.
6.19
It will not directly or indirectly use the proceeds of the issue of the Notes hereunder, or lend, contribute or otherwise make available such proceeds in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.
7.
Selling Restrictions
7.1
Each Arranger agrees to the following:
(a)
to deliver the Final Offering Circular to each investor in the Subject Notes;
(b)
not to solicit offers for, or offer or sell, the Subject Notes by any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act);
(c)
to solicit offers for the:
(i)
Subject Notes (other than Certificated Notes) only from, and to offer the Subject Notes (other than Certificated Notes) only to, investors that such Arranger reasonably believes are:

(A)
(x) Qualified Institutional Buyers and (y) Qualified Purchasers or entities owned exclusively by Qualified Purchasers, purchasing the Notes in compliance with Section 3(c)(7) of the Investment Company Act; or
(B)
(x) (i) not “U.S. Persons” (as defined in Regulation S) and (ii) and (y) Qualified Purchasers or entities owned exclusively by Qualified Purchasers and (y) purchasing the Subject Notes in offshore transactions in accordance with Rule 903 or 904 of Regulation S; and
(ii)
Certificated Notes only from, and to offer Certificated Notes only to, investors that such Arranger reasonably believes are both (x) Qualified Institutional Buyers or Institutional Accredited Investors and (y) Qualified Purchasers or entities owned exclusively by Qualified Purchasers, purchasing the Notes in compliance with Section 3(c)(7) of the Investment Company Act, in each case that have delivered all required investor certificates; and
(d)
to offer and sell the Subject Notes in accordance with the procedures set forth under the heading “Plan of Distribution” in the Final Offering Circular and subject to the restrictions set forth under the heading “Transfer Restrictions” in the Final Offering Circular.

The Issuer confirms that it has authorized the Arrangers to offer the Subject Notes prior to the date hereof in a manner consistent with the foregoing and to use the Offering Documents in connection therewith.

7.2
The Issuer acknowledges that Citigroup or an affiliate of Citigroup may (i) provide financing or other services to parties whose interests may conflict with those of the Issuer, (ii) enter into transactions in the Issuer’s securities (including the Notes) for the account of Citigroup or an affiliate of Citigroup or for the account of customers, (iii) provide financing or structuring services similar to the Transaction to other parties, and (iv) have several roles in the Transaction. Each affiliate provides such services on its own behalf. For your information, Citigroup and any such affiliate(s) have previously agreed to share revenue in respect of these transactions and services based on the respective contributions by such companies, including the provision by such affiliate(s) of services. Accordingly, a portion of the revenue received by Citigroup from you under this and future engagements is allocable to such affiliate(s) and is received by Citigroup on behalf of such affiliate(s). For a list of affiliates providing services in specific countries, please see https://www.citibank.com/icg/docs/Affiliates.pdf. The Issuer waives any claim against Citigroup based on a conflict of interest that might arise due to such roles.
7.3
Each Arranger represents and warrants that, on and as of the Closing Date, it is a Qualified Institutional Buyer and a Qualified Purchaser.
7.4
Each Arranger represents, warrants and agrees as to the matters set forth in Schedule 2 hereto with respect to each jurisdiction in which it has offered or sold any Subject Notes.

7.5
The Initial Purchaser shall request that, with respect to the CUSIP number assigned to each Class of Rule 144A Global Notes, the “fixed field” attachment contains “3c7” and “144A” indicators.
7.6
In the event any Rule 144A Global Notes are listed with Bloomberg Financial Markets (“Bloomberg”), the Initial Purchaser agrees and covenants to request that any such listing contain Bloomberg’s customary “Section 3(c)(7)” indicators on the Bloomberg screen clearly showing that such Notes are restricted to Qualified Institutional Buyers that are Qualified Purchasers or entities owned exclusively by Qualified Purchasers, including the indicators described in Section 10.12(c) of the Indenture (or such other indicators regarding restrictions on the Notes under Section 3(c)(7) of the Investment Company Act and Rule 144A as may be customary under Bloomberg procedures at any given time).
8.
Conditions Precedent
8.1
The obligations of the Arrangers hereunder shall be subject to the accuracy in all respects of the representations and warranties of the Issuer contained herein as of the date hereof, to the accuracy in all material respects of the statements of the Issuer made in any certificates delivered pursuant hereto on such date, to the performance by the Issuer of its obligations hereunder and to the following additional conditions:
(a)
The Issuer shall have obtained all governmental authorizations required in connection with the issuance, offering and sale of the Notes and the performance of its obligations hereunder and under the Transaction Documents to which it is a party.
(b)
The Issuer shall have furnished to the Arrangers a certificate signed on its behalf by a director, officer, member or manager, dated the Closing Date, to the effect that:
(i)
it has examined the Offering Documents, the Indenture and this Agreement;
(ii)
in its opinion, the information in the Final Offering Circular (other than (A) the information in the Final Offering Circular set forth under headings “Risk Factors—Relating to Certain Conflicts of Interest—Certain conflicts of interest relating to the Collateral Manager and its Affiliates,” “Risk Factors—Risks Relating to the Collateral Manager—The Collateral Manager has limited operating history; past performance of the Collateral Manager and its affiliates not indicative,” “Risk Factors—Risks Relating to the Collateral Manager—The Issuer will depend on the managerial expertise available to the Collateral Manager and its key personnel,” “Risk Factors—Relating to Certain Conflicts of Interest—No ethical screens or information barriers,” “Risk Factors—Relating to Certain Conflicts of Interest—Other potential conflicts of interest” and “The Collateral Manager, the Transferor and the Sub-Servicer” (collectively, with the subheadings thereunder, the “Collateral Manager Information”), (B) the Initial Purchaser Information and (C) the Placement Agent Information), as of the date thereof (including as of the date of any supplement thereto) and as of the Closing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(iii)
the representations and warranties of the Issuer in the Indenture and this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date; and
(iv)
the Issuer has performed all of its obligations and satisfied all the conditions on its part to be satisfied at or prior to the Closing Date in the Indenture and this Agreement.
(c)
The Issuer shall have furnished to the Arrangers the opinions of (i) Richards, Layton & Finger, P.A., Delaware counsel to the Issuer and (ii) Dechert LLP, special United States counsel to the Issuer, each dated the Closing Date and in form and substance satisfactory to the Arrangers, to the effect set forth in the Indenture.
(d)
The Trustee shall have furnished to the Arrangers the opinion of Nixon Peabody LLP, counsel to the Trustee and the Collateral Administrator, dated the Closing Date and in form and substance satisfactory to the Arrangers, to the effect set forth in the Indenture.
(e)
[Reserved].
(f)
The Collateral Manager shall have furnished to the Arrangers the opinion of Dechert LLP, counsel to the Collateral Manager, dated the Closing Date and in form and substance satisfactory to the Arrangers, to the effect set forth in the Indenture and Dechert LLP, counsel to the Collateral Manager, shall have furnished to the Arrangers its negative assurance letter with respect to the Final Offering Circular in relation to Rule 10b-5 under the Securities Act, addressed to the Arrangers, dated the Closing Date and in form and substance satisfactory to the Arrangers.
(g)
The Class A-1 Notes shall have been rated “AAA(sf)” by S&P and “AAAsf” by Fitch, the Class A-2 Notes shall have been rated “AAA(sf)” by S&P, the Class B Notes shall have been rated at least “AA(sf)” by S&P, the Class C Notes shall have been rated at least “A(sf)” by S&P and the Class D Notes shall have been rated at least “BBB-(sf)” by S&P.
(h)
The conditions precedent to the issuance of the Notes under the Indenture and the performance by the Issuer of its obligations under the Indenture shall have been satisfied or waived.
(i)
The Collateral Manager shall have furnished to the Arrangers a certificate, dated the Closing Date, signed by a senior executive officer of the Collateral Manager certifying that:
(i)
the Collateral Manager has examined the Final Offering Circular;

(ii)
in the opinion of the Collateral Manager, the Collateral Manager Information does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
(iii)
as of the Closing Date, to the best of its knowledge, there has been no event or development with respect to the Collateral Manager or any of its Affiliates that could reasonably be expected to result in a material adverse effect on the issuance, offer or sale of the Notes as contemplated by the Offering Documents or on the ability of the Collateral Manager to perform, in all material respects, its obligations under the Collateral Management Agreement.
(j)
The Transaction Documents shall have been duly executed and delivered on or before the Closing Date by or on behalf of the relevant parties thereto and in form and substance satisfactory to the Arrangers.
(k)
Prior to the Closing Date, the Issuer shall furnish to the Arrangers such further information, certificates and documents as the Arrangers may reasonably request.
8.2
All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are satisfactory in all respects to the Arrangers. The Issuer shall furnish to the Arrangers such conformed copies of such opinions, certificates, letters and documents in such quantities as the Arrangers shall request.
8.3
If any of the conditions specified in this Article 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions, letters, documents and certificates referred to in or contemplated by this Agreement shall not be in all respects reasonably satisfactory in form and substance to the Arrangers and its counsel, this Agreement and all obligations of the Arrangers hereunder may be canceled by Citigroup on, or at any time prior to, the Closing Date. Notice of such cancellation may be given to the Issuer in writing or by email or facsimile.
9.
Indemnification and Contribution
9.1
Subject to the Priority of Payments and Section 16.1(b), the Issuer agrees to indemnify and hold harmless each Arranger and each Person, if any, who controls such Arranger within the meaning of the Securities Act or the Exchange Act, and their respective affiliates, officers, directors and employees and each such Person, against any losses, claims, damages or liabilities, joint or several, to which any such Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are connected with the consummation of such transactions contemplated by the Offering Documents or the execution and delivery of, and the consummation of the transactions contemplated by, the Transaction Documents. Such indemnity shall include any losses, claims, damages or liabilities that are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Documents or any amendment or supplement thereto; or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that (i) the Initial Purchaser shall not be so indemnified to the extent such losses, claims, damages or liabilities provided for in this sentence are finally judicially determined to have been primarily caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Initial Purchaser Information and (ii) the Placement Agent shall not be so indemnified to the extent such losses, claims, damages or liabilities provided for in this sentence are finally judicially determined to have been primarily caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Placement Agent Information. The Issuer shall reimburse, as incurred, the Arrangers and each such affiliate, officer, director, employee or controlling person for any legal or other expenses reasonably incurred by each such Person in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity provided for in this Section 9.1 shall be in addition to any liability that the Issuer may otherwise have.
9.2
In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 9.1, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Article 9 except to the extent that it has been materially prejudiced by such failure; provided further that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Article 9. The indemnifying party, upon request of the indemnified party, shall retain counsel satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party fails to retain counsel as provided in the preceding sentence. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Arrangers. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
9.3
To the extent the indemnification provided for in Section 9.1 is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer the one hand and the applicable Arranger on the other hand from the sale and purchase of Subject Notes hereunder or (ii) if the allocation provided by Section 9.3(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 9.3(i) but also the relative fault of the Issuer the one hand and of the applicable Arranger on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Benefits received by the Issuer be deemed to be equal to the total net proceeds from the sale of the Subject Notes hereunder (before deducting expenses), including the amount (immediately prior to retirement) of any liabilities retired in exchange for the Subject Notes sold hereunder, and benefits received by the applicable Arranger shall be deemed to be equal to the total purchase discounts and commissions received by the applicable Arranger from the Issuer in connection with the purchase of the Subject Notes hereunder. The relative fault of the Issuer the one hand and of the applicable Arranger on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the applicable Arranger and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
9.4
The Issuer agrees that it would not be just or equitable if contribution pursuant to this Article 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9.3. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9.3 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9.4, each

Person, if any, who controls an Arranger within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, employee and agent of such Arranger shall have the same rights to contribution as such Arranger, subject to the applicable terms and conditions of this Section 9.4.
9.5
The indemnity and contribution provisions contained in this Article 9 and the representations, warranties and other statements of the Issuer contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement; (ii) any investigation made by or on behalf of each Arranger or any Person controlling such Person or by or on behalf of the Issuer or its officers or directors or any Person controlling it; and (iii) acceptance of and payment for any of the Subject Notes.
9.6
The remedies provided for in this Article 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
10.
Termination of Agreement
10.1
The Initial Purchaser, in its absolute discretion, by notice to the Issuer prior to delivery of and payment for the Subject Notes, may terminate this Agreement and the obligations of each party hereto hereunder (except as expressly provided in Article 11) if, prior to such time:
(a)
the Issuer shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto;
(b)
trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, NYSE MKT LLC, the Financial Industry Regulatory Authority, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade;
(c)
a general moratorium on commercial banking activities in Delaware or New York shall have been declared by the relevant federal, Delaware or New York authorities;
(d)
there shall have occurred any outbreak or escalation of hostilities or any other insurrection or armed conflict involving the United States, or any change in financial markets, political or economic conditions, currency exchange rates or controls, or any calamity or crisis, that in the sole judgment of the Initial Purchaser, is material and adverse, and makes it impracticable or inadvisable to proceed with the offering, marketing or delivery of the Subject Notes as contemplated by the Offering Documents, as amended as of the date hereof; or
(e)
a terrorist attack or similar hostilities against the United States and/or its citizens and/or their respective properties within the states and territories of the United States or in foreign countries, that in the sole judgment of the Initial Purchaser, is material and adverse, and makes it impracticable or inadvisable to proceed with the offering, marketing or delivery of the Subject Notes as contemplated by the Offering Documents, as amended as of the date hereof.
10.2
Termination of this Agreement pursuant to this Article 10 shall be without liability of any party to any other party except for any liability arising before or in relation to such termination.
11.
Survival of Representations, Warranties, etc.
11.1
The respective agreements, representations, warranties, covenants, indemnities and other statements made by or on behalf of the Issuer or its officers and each of the Arrangers pursuant to this Agreement, shall remain in full force and effect (in the case of the Issuer, regardless of any investigation or any statements as to the results thereof made by or on behalf of any Arranger or any officer, director, employee or controlling person of any Arranger) and shall survive offering and delivery of the Subject Notes. The provisions of this Section 11.1, Section 16.1 and Articles 4, 5 and 9 shall survive the termination of this Agreement.
12.
Information Supplied by the Arrangers
12.1
The Initial Purchaser Information constitutes the only information furnished by the Initial Purchaser to the Issuer for the purposes of Section 5.1(g) and Article 9 hereof. The Placement Agent Information constitutes the only information furnished by the Placement Agent to the Issuer for the purposes of Section 5.1(g) and Article 9 hereof.
13.
Notices
13.1
All communications hereunder shall be in writing and shall be sufficient in all respects if delivered in person, sent by registered mail, email or by facsimile and confirmed to it:
(a)
in the case of the Initial Purchaser:

Citigroup Global Markets Inc.
388 Greenwich Street, Trading 6th Floor
New York, New York 10013
Facsimile: (212) 723 8671
Attention: Structured Credit Products Group

(b)
in the case of the Placement Agent:

Apollo Global Securities, LLC

9 West 57th Street

New York, NY 10019

Phone: +1 (212) 515-3200

Email: AGSNotices@apollo.com

(c)
in the case of the Issuer:

MFIC Bethesda CLO 2 LLC

c/o MidCap Financial Investment Corporation

9 West 57th Street, 9th Floor

New York, New York 10019

Attention: Gregory W. Hunt

Email: legalnotices@midcapfinancial.com

(d)
in the case of the Collateral Manager:

MidCap Financial Investment Corporation

9 West 57th Street, 9th Floor

New York, New York 10019

Attention: Gregory W. Hunt

Email: legalnotices@midcapfinancial.com

13.2
Any notice under this Article 13 shall take effect, in the case of delivery, at the time of delivery and, in the case of facsimile or email, at the time of dispatch.
14.
Consent to Jurisdiction
14.1
The Issuer hereby irrevocably submits, to the extent permitted by applicable law, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding against the Issuer arising out of or relating to this Agreement, the Offering Documents or the Notes (“Proceedings”), and the Issuer hereby irrevocably agrees that all claims against it in respect of such action or proceeding may be heard and determined in any of such courts. To the fullest extent permitted by applicable law, the Issuer agrees that a final judgment obtained in any such court described above in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other manner provided by law. On the Closing Date, the Issuer shall irrevocably designate and appoint CT Corporation Systems (the “Process Agent”) 28 Liberty Street, New York, NY 10005, as its agent to receive service of process in any proceedings in the City and County of New York; provided that failure to deliver any such copy to the Issuer or in care of the Issuer shall not affect the validity or effectiveness of any such service of process. The Issuer agrees that service of process on the aforementioned agent and written notice of such service to the Issuer as provided above shall be deemed in every respect effective service of process.
14.2
To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any such court referred to above, or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Issuer hereby irrevocably waives, to the extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.

14.3
The Issuer hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceeding in such respective courts referred above.
15.
Waiver of Jury Trial Right

EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each of the parties hereby (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of a Proceeding, seek to enforce the foregoing waiver; and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

16.
Miscellaneous
16.1
(a) Each Arranger covenants and agrees that, prior to the date which is one year and one day or, if longer, the applicable preference period then in effect plus one day after the payment in full of all of the Secured Notes and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer, it shall not institute against, or join any other Person in instituting against, the Issuer or any Tax Subsidiary any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar law in any jurisdiction. Nothing in this Section 16.1(a) shall preclude, or be deemed to estop, any Arranger or its Affiliates (i) from taking any action prior to the expiration of the aforementioned period in (A) any case, suit, action or proceeding voluntarily filed or commenced by the Issuer or any Tax Subsidiary or (B) any involuntary insolvency case, suit, action or proceeding filed or commenced by a Person other than such Arranger or its Affiliates or (ii) from commencing against the Issuer or any Tax Subsidiary or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation case, suit, action or proceeding.
(b)
Notwithstanding any other provision of this Agreement, the obligations of the Issuer hereunder is limited-recourse obligations payable solely from the Assets in accordance with the Indenture and following realization thereof and reduction thereof to zero, all obligations of and all claims against the Issuer hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive. No recourse may be had under this Agreement against any employee, officer, partner, member or director of any party hereto (collectively, the “Associated Persons”), in respect of the transactions contemplated by this Agreement, it being expressly agreed and understood that this Agreement is solely an obligation of each of the parties hereto and that no personal liability whatever shall attach to or be incurred by any Associated Person under or by reason of the obligations, representations and agreements of the parties contained in this Agreement, or implied therefrom.

16.2
If any term, provision, covenant or condition of this Agreement, or the application thereof to any party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), shall continue in full force and effect, and such unenforceability, invalidity, or illegality shall not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement shall not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties shall endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.
16.3
This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by email (PDF) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.
16.4
This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns and, with respect to Article 9 hereof, the officers, directors and controlling Persons thereof, and no other Person shall have any right or obligation hereunder. Neither this Agreement nor any right or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that a party may make a transfer of all (but not less than all) of its rights and obligations under this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement). Any purported transfer that is not in compliance with this provision will be void.
16.5
This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.
16.6
If this Agreement is executed by or on behalf of any party hereto by a Person acting under a power of attorney given by such party, such Person hereby states that at the time of execution hereof such Person has no notice of revocation of the power of attorney by which such Person has executed this Agreement as such attorney.
16.7
Nothing contained in this Agreement (i) shall prevent an Arranger from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities; or (ii) shall be construed in any way as precluding or restricting an Arranger’s right to sell or offer for sale any securities issued by any Person, including securities similar to, or competing with, any of the Subject Notes.
16.8
This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same Agreement, and any party may enter into this Agreement by executing a counterpart. This Agreement may be executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under other Signature Law due to the character or intended character of the writings.
17.
Recognition of the U.S. Special Resolution Regimes
17.1
In the event that an Arranger becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Arranger of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
17.2
In the event that an Arranger or its BHC Act Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Arranger are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
17.3
For purposes of this Section 17 only, the following terms have the respective meanings set forth below.
(a)
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
(b)
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(c)
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[The rest of this page is intentionally left blank | signature pages follow]

If the foregoing correctly sets forth our agreement, please so indicate in the space provided below for that purpose, whereupon this Agreement and such acceptance hereof shall constitute a binding agreement between the Issuer and each of the Arrangers on the date first set forth herein.

Very truly yours,

MFIC BETHESDA CLO 2 LLC, as Issuer

By: ___________________________________
Name:
Title:

[Signature Page to Purchase and Placement Agreement]

Agreed and accepted as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.,
as Initial Purchaser

By: ___________________________________

Name:

Title:

[Signature Page to Purchase and Placement Agreement]

Apollo Global Securities, LLC,
as Placement Agent

By: ___________________________________

Name:

Title:

[Signature Page to Purchase and Placement Agreement]

Schedule 1

Additional Representations, Warranties
and Covenants of the Issuer

1. European Economic Area

The Notes will not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a)
the expression “retail investor” means a person who is one (or more) of the following:
(i)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)
a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)
not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and
(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

2. United Kingdom

The Notes will not be offered, sold or otherwise made available to any retail investor in the UK. For the purposes of this provision:

(c)
the expression “retail investor” means a person who is one (or more) of the following:
(i)
a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of assimilated law in the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or
(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of assimilated law in the UK by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of assimilated law in the UK by virtue of the EUWA; and
(d)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Schedule 2

Additional Representations, Warranties
and Covenants of the Arrangers

1. European Economic Area

The Notes will not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(e)
the expression “retail investor” means a person who is one (or more) of the following:
(i)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)
a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)
not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and
(f)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

2. United Kingdom

The Notes will not be offered, sold or otherwise made available to any retail investor in the UK. For the purposes of this provision:

(g)
the expression “retail investor” means a person who is one (or more) of the following:
(i)
a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of assimilated law in the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or
(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of assimilated law in the UK by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of assimilated law in the UK by virtue of the EUWA; and
(h)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
(i)
Each of the Initial Purchaser and the Placement Agent agrees to: (i) limit the distribution of the Final Offering Circular in the UK to investors who the Initial Purchaser and the Placement Agent believe to be Qualified Investors of the kind described in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or who otherwise fall within an exemption set forth in such Order so that section 21(1) of the Financial Services and Markets Act 2000 (as amended and including the Financial Services Act 2012) does not apply to the Issuer and a person to whom the document can be sent lawfully in accordance with all other applicable securities laws; and (ii) comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the UK.

Schedule 3

SUBJECT Notes Purchased By the Initial Purchaser

Class of Subject Notes	Aggregate Principal Amount	Purchase Price
Class A-1 Notes	U.S.$304,500,000	100.000%
Class A-2 Notes	U.S.$21,000,000	100.000%
Class B Notes	U.S.$31,500,000	100.000%
Class C Notes	U.S.$42,000,000	100.000%
Class D Notes	U.S.$31,500,000	100.000%

SUBJECT Notes PLACED By the PLACEMENT AGENT

Class of Subject Notes	Aggregate Principal Amount	Purchase Price
Class A-1 Notes	U.S.$0	N/A
Class A-2 Notes	U.S.$0	N/A
Class B Notes	U.S.$0	N/A
Class C Notes	U.S.$0	N/A
Class D Notes	U.S.$0	N/A